As Filed with the Securities and Exchange Commission on July 25, 2000
                                                      Registration No. 333-95723
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                        Post-Effective Amendment No. 1(1)
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
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                           MEDICAL MANAGER CORPORATION
             (Exact name of Registrant as specified in its charter)
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           Delaware                                            22-2975182
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

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                           Medical Manager Corporation
                      669 River Drive, River Drive Center 2
                         Elmwood Park, New Jersey 07407
                                 (212) 703-3400
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              Charles A. Mele, Esq.
                           Medical Manager Corporation
                   Executive Vice President -- General Counsel
                      669 River Drive, River Drive Center 2
                         Elmwood Park, New Jersey 07407
                                 (201) 703-3400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
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                                   Copies to:

Stephen T. Giove, Esq.                               Jonathan L. Freedman, Esq.
Shearman & Sterling                                  Frederick W. Kanner, Esq.
599 Lexington Avenue                                 Dewey Ballantine LLP
New York, New York 10022                             1301 Avenue of the Americas
(212) 848-4000                                       New York, New York 10019
                                                     (212) 259-8000

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. |_|
         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
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1   Pursuant to Rule 401(e), this Post-Effective Amendment to Form S-3 amends
    Registration Statement No. 333-95723.
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


                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 is being filed solely for the purpose of removing from registration the shares of common stock, par value $.01, of Medical Manager Corporation that were being offered hereby by Medical Manager that remain unsold at the termination of this offering pursuant to Item 512(a) (3) of Regulation S-K. The registration of the shares of Medical Manager common stock was in connection with Medical Manager's call for redemption of all of its outstanding 5% Convertible Subordinated Debentures due 2007.

         Medical Manager announced on January 31, 2000 that it had called for redemption on February 15, 2000, the Redemption Date, the entire $159,388,000 aggregate principal amount of its Debentures outstanding at that time.

         As an alternative to redemption, the outstanding Debentures were convertible into shares of Medical Manager's common stock at the rate of approximately 16.667 shares of common stock per $1,000 principal amount of Debentures, with cash to be paid in lieu of any fractional shares, for Debentures surrendered on or prior to February 14, 2000. Debentures not properly submitted for conversion by February 14, 2000, the Conversion Expiration Date, were to be redeemed at a redemption price of $1,053.57 per $1,000 principal amount of Debentures, including accrued interest of $25.00. As of the completion of the call for redemption, $159,114,00 aggregate principal amount of the Debentures had been surrendered for conversion into 2,651,828 shares of Medical Manager's common stock. At the request of a holder, the remaining $274,000 aggregate principal amount of the Debentures was redeemed by Medical Manager at the redemption price.

         Pursuant to a Standby Underwriting Agreement dated January 28, 2000, arrangements were initially made with Warburg Dillon Read LLC, as standby underwriter, to purchase from Medical Manager all of the shares of common stock that otherwise would have been issuable upon conversion of the $159,388,000 aggregate principal amount of the Debentures that were duly surrendered for redemption instead of conversion, with certain exceptions. However, since no shares have been, or will be, sold by Medical Manager to Warburg Dillon Read LLC in its role as standby underwriter, no shares will be offered or issued pursuant to this Registration Statement. Medical Manager hereby removes such shares from registration. This Post-Effective Amendment No. 1 does not contain a copy of the Prospectus or Part II included in the Registration Statement as the sole purpose of this filing is to remove from registration all of the shares of common stock offered hereby that remain unsold pursuant to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Medical Manager Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Elmwood Park, State of New Jersey, on the 25th day of July, 2000.


                                 Medical Manager Corporation

                                 By: /s/ James R. Love
                                     ------------------------------------------
                                     James R. Love
                                     Executive Vice President -- Finance and
                                     Administration and Chief Financial Officer




         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated below on the 25th day of July, 2000.

                  Signature                      Title
                  ---------                      -----
     *                              Director; Chairman of the Board
---------------------------------
        Martin J. Wygod
     *                              Director; Co-Chief Executive Officer and
---------------------------------   Vice Chairman (Principal Executive Officer)
        Michael A. Singer
     *                              Director; Co-Chief Executive Officer
---------------------------------
        John H. Kang                (Principal Executive Officer)
     *                              Director
---------------------------------
        Marvin P. Rich
     *                              Executive Vice President-- Finance and
---------------------------------   Administration and Chief Financial Officer
        James R. Love               (Principal Financial Officer)
     *                              Senior Vice President-- Finance, Chief
---------------------------------   Accounting Officer and Assistant Secretary
        Kirk G. Layman              (Principal Accounting Officer)
     *                              Director
---------------------------------
        Thomas R. Ferguson
     *                              Director
---------------------------------
        Mervyn L. Goldstein
                                    Director
---------------------------------
        Ray E. Hannah
     *                              Director
---------------------------------
        Courtney F. Jones
                                    Director
---------------------------------
        Raymond Kurzweil
     *                              Director
---------------------------------
        Roger H. Licht
     *                              Director
---------------------------------
        James V. Manning
     *                              Director
---------------------------------
        Bernard A. Marden
     *                              Director
---------------------------------
        Charles A. Mele
                                    Director
---------------------------------
        Chris A. Peifer
                                    Director
---------------------------------
        Herman Sarkowsky
                                    Director
---------------------------------
         Paul C. Suthern
                                    Director
---------------------------------
        Albert M. Weis

* By: /s/ James R. Love
     ----------------------------
     James R. Love
     Attorney-in-fact